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                                                                       Exhibit N

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form N-2) and related prospectus and statement of additional information of the Nuveen Equity Premium Opportunity Fund filed with the Securities and Exchange Commission in the Pre-effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-120613) and in this Amendment No. 1 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21674).


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chicago, IL
December 21, 2004